Exhibit 10.6

PROMISSORY NOTE

Date: June 1, 2006

Maker: LAZARUS ENERGY LLC

Maker’s Mailing Address (including county):

4400 Post Oak Parkway, 24th Floor

Houston, Texas 77027

Payee: NOTRE DAME INVESTORS, INC.

Place for Payment (including county):

5404 Holly

Bellaire, Harris County, Texas 77401

Principal Amount: $8,000,000.00

Annual Interest Rate on Unpaid Principal Balance: 6.0%

Final Maturity: June 1, 2010

Terms of Payment (principal and interest):

(i)	Interest shall begin to accrue immediately on a 365/366 day basis, as the case may be. Principal payments of $1,000,000.00 along with any unpaid, accrued interest shall be due on or before June 1 and December 1 of each year until Final Maturity, with the first such payment due on December 1, 2006 (or, if the due date of such payment is not a Business Day, the next succeeding Business Day). For purposes of this note (this “Note”), “Business Day” means any day except Saturday, Sunday or any day on which banks are generally not open for business in the City of Houston, Texas.

(ii)	Pre-payments, either in whole or in part, may be allowed at any time without penalty or discount.

Security for Payment: First Lien Deed of Trust, of even date herewith, executed by Maker to Steven R. Brook, Trustee, for the benefit of Payee, on certain real and personal property in Wilson County, Texas (“Deed of Trust”).

Maker promises to pay to the order of Payee at the place for payment stated above and according to the terms of this Note the principal amount plus interest at the rate stated above. All unpaid amounts shall be due and payable on the date of final maturity.

If Maker defaults in the payment of this Note or in the performance of any obligation in the Deed of Trust, and the default continues after Payee gives Maker notice of the default with 10 calendar days to cure such default, the Payee may declare the unpaid principal balance and accrued and unpaid interest on this Note immediately due and payable. Any event of default by Maker as declared by any other lender providing credit on, for or with the Security described herein will be considered to be a default under this agreement and, in such event, the Payee may declare the unpaid principal balance and any accrued and unpaid interest on this Note immediately due and payable. Any acceleration of maturity or demand for payment by any other lender providing credit to Maker will be considered to be a default under this agreement and the Payee may declare the unpaid principal balance and any earned unpaid interest on the

Note to be immediately due and payable. Maker waives all demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protests, and notices of protest, to the extent permitted by law.

If this Note or any instrument securing or collateral to it is given to an attorney for collection or enforcement, or if suit is brought for collection or enforcement, or if it is collected or enforced through probate, bankruptcy, or other judicial proceeding, then Maker shall pay Payee all costs of collection and enforcement, including reasonable attorney’s fees and court costs, in addition to other amounts due.

Interest on the debt evidenced by this Note shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid credited on the principal of the debt or, if the principal of the debt has been paid, refunded. This provision overrides other provisions in this and all other instruments concerning the debt.

When the context requires, singular nouns and pronouns include the plural.

[Signature Page Follows]

IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first above written.

LAZARUS ENERGY LLC

By:	Lazarus Energy Holdings LLC, its sole member

By:
Jonathan Carroll
Director

Pay to the Order of STEVEN R. BROOK, ESCROW AGENT.

NOTREDAM E INVESTORS, INC.

By:
Roland Oberlin, President

Pay to the Order of Roland Oberlin as successor Escrow Agent, but without warranty by or recourse on the undersigned:

Steven R. Brook, Escrow Agent

This Note is further governed by the terms of that certain Intercreditor and Subordination Agreement, a copy of which is attached hereto and incorporated by reference herein.